Exhibit 10.5
SECOND AMENDMENT TO
REVOLVING CREDIT AGREEMENT AND LIMITED WAIVER
     THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT AND LIMITED WAIVER dated as of February 13, 2009 (this “Amendment”), by and among PRIVATEBANCORP, INC. a Delaware corporation (the “Borrower”), each of the financial institutions party hereto as “Lenders” and SUNTRUST BANK, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement dated as of September 26, 2008, as amended by that certain First Amendment to Revolving Credit Agreement dated as of December 5, 2008 (as so amended, and as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, for the Fiscal Quarter ending December 31, 2008, (a) the Borrower’s Allowance for Loan and Lease Losses was less than 75% of its Nonperforming Assets in violation of Section 6.1 of the Credit Agreement (the “Loan Loss Reserve Coverage Default”), (b) the Borrower’s Nonperforming Assets was greater than 1.75% of the sum of (i) Total Loans plus (ii) Other Real Estate Owned in violation of Section 6.3 of the Credit Agreement (the “OREO Default”) and (c) The Borrower’s Double Leverage Ratio was greater than 1.50 to 1.00 in violation of Section 6.4 of the Credit Agreement (together with the Loan Loss Reserve Coverage Default and the OREO Default, the “Specified Defaults”); and
     WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders waive the Specified Defaults and amend certain provisions of the Credit Agreement on the terms and conditions hereof.
     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Lenders, the Administrative Agent and the Borrower hereby agree as follows:
     1. Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.
     2. Specific Amendments.
     (a) The Credit Agreement is amended by deleting Section 2.7(a)(ii) in its entirety and substituting in lieu thereof the following:
     “(ii) on each Eurodollar Loan, at LIBOR for the applicable Interest Period in effect for such Eurodollar Loan, plus 2.00% per annum.”

     (b) The Credit Agreement is further amended by deleting the first sentence of Section 2.8 in its entirety and substituting in lieu thereof the following:
“The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at 0.50% per annum on the daily amount of the Revolving Commitment (whether used or unused) of such Lender during the Availability Period; provided, that if such Lender continues to have any Revolving Loans after the Commitment Termination Date, then the facility fee shall continue to accrue on the daily amount of such Revolving Loans from and after the Commitment Termination Date to the date that all of such Lender’s Revolving Loans have been paid in full.”
     (c) The Credit Agreement is further amended by deleting Section 5.1(i) in its entirety and substituting in lieu thereof the following:
     “(i) promptly after delivery thereof by the Borrower or any Subsidiary, all reports, certificates and other data required pursuant to the FDIC Guarantee Program.”
     (d) The Credit Agreement is further amended by deleting Section 6.1 in its entirety and substituting in lieu thereof the following:
     “Section 6.1. Loan Loss Reserve Coverage. The Borrower on a consolidated basis will not permit at the end of each Fiscal Quarter its Allowance for Loan and Lease Losses to be less than 60% of its Nonperforming Assets.”
     (e) The Credit Agreement is further amended by deleting Section 6.3 in its entirety and substituting in lieu thereof the following:
     “Section 6.3. Ratio of Nonperforming Assets to Total Loans and OREO. The Borrower on a consolidated basis will not permit at the end of each Fiscal Quarter Nonperforming Assets to be greater than 2.50% of the sum of Total Loans (excluding loans held for sale and determined by reference to the Borrower’s Form 10-Q or 10-K) and Other Real Estate Owned.”
     (f) The Credit Agreement is further amended by deleting Section 7.1(j) in its entirety and substituting in lieu thereof the following:
     “(j) unsecured Indebtedness of a Financial Institution Subsidiary in an aggregate amount outstanding at any time not to exceed, taken together with all other unsecured Indebtedness of other Financial Institution Subsidiaries permitted pursuant to this clause (j), the lesser of (i) $200,000,000 and (ii) the aggregate amount of the debt guarantee limit pursuant to 12 C.F.R. Section 370.3(b) of each Financial Institution Subsidiary that is participating in the FDIC Guarantee Program, so long as, in each case: (v) such Indebtedness qualifies as “FDIC-guaranteed debt” pursuant to 12 C.F.R. Section 370.2(i), (w) such Indebtedness has not otherwise been disqualified pursuant to 12 C.F.R. Section 370.2(i), (x) such Indebtedness has been guaranteed by the FDIC pursuant to the FDIC Guarantee Program, (y) the maturity date of such Indebtedness does not extend beyond June 30, 2012, as such date may be extended by the FDIC pursuant to the FDIC Guarantee Program or otherwise and (z) the FDIC has not terminated such Financial Institution Subsidiary’s participation in the FDIC Guarantee Program under 12 C.F.R. Section 370.3(e)(3).”
     (g) The Credit Agreement is further amended by deleting Section 7.9 in its entirety and substituting in lieu thereof the following:
     “Section 7.9. FDIC Guarantee Program Participation. So long as any Financial Institution Subsidiary has Indebtedness outstanding under Section 7.1(j), no such Financial Institution Subsidiary shall opt out of the FDIC Guarantee Program.”
     For the avoidance of doubt, the increase in (i) the interest rate contemplated by clause (a) of this Section 2 and (ii) the facility fee contemplated by clause (b) of this Section 2 shall be effective on the date upon which this Amendment becomes effective pursuant to its terms.
     3. Limited Waiver. Subject to the satisfaction of the conditions in Section 4 hereof, the Lenders party hereto hereby waive the Events of Default under the Credit Agreement arising solely by virtue of the Specified Defaults for the Fiscal Quarter ending December 31, 2008. The Borrower acknowledges and agrees that the limited waiver contained in the foregoing sentence shall not be deemed to be or constitute a consent to any future action or inaction on the part of the Borrower, shall not waive or amend (or be deemed to be or constitute a waiver of or amendment to) any other covenant, term or provision in the Credit Agreement or any other Loan Document, and shall not hinder, restrict or otherwise modify the rights and remedies of the Lenders and the Administrative Agent following the occurrence of any Default or Event of Default (other than the Specified Defaults) under the Credit Agreement or any other Loan Document.
     4. Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the truth and accuracy of the representations set forth in Sections 5 and 6 below and receipt by the Administrative Agent of the following, each of which shall be in form and substance satisfactory to Administrative Agent:
     (a) This Amendment, duly executed and delivered by the Borrower, the Required Lenders and the Administrative Agent; and
     (b) Evidence that an amendment fee in the amount of 0.25% of each Lender’s Revolving Commitment has been paid to the Administrative Agent for distribution to the Lenders;
     5. Representations of the Borrower. The Borrower represents and warrants to the Administrative Agent and the Lenders that:
     (a) Power and Authority. The Borrower has the power and authority to execute, deliver and perform the terms and provisions of this Amendment, and has taken all necessary corporate, and if required, stockholder, action to duly authorize the execution, delivery and performance by it of this Amendment. Each of this Amendment and the Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles.
     (b) No Violation. The execution, delivery and performance by the Borrower of this Amendment, and compliance by the Borrower with the terms and provisions of the Credit Agreement, as amended by this Amendment: (i) will not contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority binding upon the Borrower, (ii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which they or any of their property or assets is bound or to which they may be subject or (iii) will not violate any provision of the certificate of incorporation or bylaws of the Borrower.
     (c) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Amendment by the Borrower or (ii) the legality, validity, binding effect or enforceability of the Credit Agreement, as amended by this Amendment, against the Borrower.
     (d) No Default. No Default or Event of Default now exists (other than the Specified Defaults and any Events of Default arising solely by virtue thereof) or will exist immediately after giving effect to this Amendment.
     (e) Eligible Entity. Each Financial Institution Subsidiary that is or will participate in the FDIC Guarantee Program is an “eligible entity,” as such term is defined in 12 C.F.R. Section 370.2(a).
     6. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made by it to the Administrative Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent that such representations and warranties relate expressly to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).
     7. No Further Amendments; Ratification of Liability. Except as expressly amended and waived hereby, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms, and the Lenders and the Administrative Agent hereby reserve the right to require strict compliance with the terms and conditions of the Credit Agreement and the other Loan Documents in the future. The Borrower hereby ratifies, confirms and reaffirms its liabilities, payment and performance obligations (contingent or otherwise) and its agreements under the Credit Agreement and the other Loan Documents, all as amended by this Amendment, and the liens and security interests granted, created and perfected thereby. The Lenders’ agreement to the terms of this Amendment shall not be deemed to establish or create a custom or course of dealing between the Borrower or the Lenders, or among any of them. This Amendment shall be deemed to be a “Loan Document” for all purposes under the Credit Agreement.
     8. Other Provisions.
     (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all counterparts, taken together, shall constitute but one and the same document.
     (b) The Borrower agrees to reimburse the Administrative Agent on demand for all reasonable costs and expenses (including, without limitation, attorneys’ fees) incurred by it in connection with this Amendment, the other documents referred to herein and therein, the transactions contemplated hereby and thereby.
     (c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
     (d) THIS AMENDMENT CONSTITUTES THE ENTIRE CONTRACT AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PREVIOUS DISCUSSIONS, CORRESPONDENCE, AGREEMENTS AND OTHER UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF.
     (e) In consideration of the amendments and waivers contained herein, the Borrower hereby waives and releases each of the Lenders and the Administrative Agent from any and all claims and defenses, whether known or unknown, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby.
     (f) THE PARTIES HERETO HAVE ENTERED INTO THIS AMENDMENT SOLELY TO AMEND TERMS OF THE CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AMENDMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AMENDMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have caused this Second Amendment to Revolving Credit Agreement and Limited Waiver to be duly executed by their respective duly authorized officers and representatives as of the day and year first above written.

PRIVATEBANCORP, INC.
By:	/s/ C. Brant Ahrens
	Name:	C. Brant Ahrens
	Title:	Managing Director

SUNTRUST BANK, in its capacities as a Lender and as Administrative Agent
By:	/s/ K. Scott Bazemore
	Name:	K. Scott Bazemore
	Title:	Vice President

[Signatures Continue on Following Pages]

WELLS FARGO BANK, N.A. as a Lender
By:	/s/ Jeffrey D. Bachler
	Name:	Jeffery D. Bachler
	Title:	Vice President

[Signatures Continue on Following Page]
[Signature Page to Second Amendment to
Revolving Credit Agreement and Limited Waiver with PrivateBancorp, Inc.]

BANK OF AMERICA, N.A., as successor in interest to LaSalle Bank National Association, as a Lender
By:	/s/ Maryanne Fitzmaurice
	Name:	Maryanne Fitzmaurice
	Title:	Senior Vice President

[Signature Page to Second Amendment to
Revolving Credit Agreement with PrivateBancorp, Inc.]